                               POWER OF ATTORNEY

        I, William P'Pool, Senior Vice President, General Counsel and Secretary,
of Mead Johnson Nutrition Company, a corporation duly organized and existing under the laws of the State of Delaware, in the United States of America, and
having its principal place of business at 2400 West Lloyd Expressway,
Evansville, Indiana 47721, do hereby constitute and appoint each of Kristin M.
Coleman and Rebecca M. Reeves individually, as my lawful attorney-in-fact and in my name, place and stead to execute and deliver any and all documents relating to insider reporting requirements under Section 16 of the Securities Exchange
Act of 1934, including, without limitation, the execution and filing of all
Forms ID, 3, 4 and 5, and to take such other action, as such attorney considers necessary or appropriate, to effectuate such transactions until such time as I am no longer an Officer of Mead Johnson Nutrition Company.

        IN WITNESS WHEREOF, I have executed this Power of Attorney on this 3rd day of February, 2009.

        --------------------------------
        William P'Pool